Exhibit 99.1

Cottonwood Communities and RealSource Properties Enter into Definitive Merger Agreement

Salt Lake City, UT — Cottonwood Communities, Inc., a multifamily sector-focused real estate investment trust, and RealSource Properties, Inc., a private owner of multifamily properties, have announced a private stock-for-stock and unit-for-unit merger transaction that will result in a combined company with estimated pro forma gross assets of $2.8 billion.

Under the terms of the merger agreement, RealSource Properties, which has a portfolio comprised of, among other assets, 11 multifamily properties, consisting of 3,565 units located in six states, will merge into a wholly owned subsidiary of Cottonwood Communities that will survive the merger. In addition, RealSource Properties OP, LP (“RSOP”), the operating partnership of RealSource, will merge with Cottonwood Residential O.P., LP (“CROP”), the operating partnership of Cottonwood Communities, with CROP surviving the merger.

Following the merger, Cottonwood Communities will own 48 multifamily communities, consisting of 11,037 units spread across 13 states, expanding Cottonwood Communities’ footprint into Ohio, Colorado and Kentucky and bolstering its presence in Texas, North Carolina, and Georgia. In connection with the merger, Cottonwood Communities will acquire third-party property management contracts on seven additional properties totaling 1,353 units.

At the effective time of the merger, each issued and outstanding share of RealSource Properties common stock that is not cancelled and retired under the merger agreement will be converted into the right to receive 0.8893 shares of Cottonwood Communities Class I common stock, and each issued and outstanding RSOP common unit that is not cancelled and retired under the merger agreement will be converted into the right to receive 0.8893 CROP common units. The 0.8893 exchange ratio is subject to adjustment both prior to and after completion of the merger as described in the merger agreement. Accordingly, security holders of RealSource Properties and RSOP may receive less than or more than 0.8993 shares or units of Cottonwood Communities or CROP, as applicable.

The merger agreement was unanimously approved by the boards of both Cottonwood Communities and RealSource Properties.

“We believe this merger strengthens our platform through increased scale and diversification, positioning us to realize cost efficiencies and drive incremental revenue growth, as well as creating a pipeline of meaningful value-add opportunities,” said Daniel Shaeffer, Chief Executive Officer of Cottonwood Communities. “We appreciate the continued trust and confidence of our equity holders and believe that the combined platform is well-positioned to deliver enhanced value, long-term growth, and strategic benefits moving forward.”

“We are proud of our long-term track record at RealSource and are pleased to transition stewardship of the RealSource properties into the very capable hands of the team at Cottonwood Communities. We believe Cottonwood Communities’ operating and investment capabilities will provide long-term value growth and enhanced liquidity options for our equity holders in a tax-efficient manner,” said Nate Hanks, Chief Executive Officer of RealSource Properties.

The transaction is expected to close in the third or fourth quarter of 2025, pending lender approvals, approval of the transaction by RealSource stockholders and limited partners as well as other closing conditions.

Additional information regarding the merger agreement, the merger and the other transactions contemplated by the merger agreement is included in a Current Report on Form 8-K filed by Cottonwood Communities with the SEC on June 26, 2025.

In connection with the closing of the merger, Cottonwood Communities’ advisor intends to reduce its asset management fee from 1.5% of net asset value (“NAV”) to 1.25% of NAV and executive officers of Cottonwood Communities intend to make an aggregate investment in Cottonwood Communities of $3.0 million divided equally between the Class I common stock and Series A convertible preferred stock. Additionally, the board of directors of Cottonwood Communities intends to implement a phased adjustment to Cottonwood Communities’ annualized distribution rate on all classes of its common stock from $0.73 per share to $0.68 per share over the course of the next several months to align with the anticipated closing of the merger, beginning with the July 31st record date for distributions.

Advisors

DLA Piper LLP (US) served as legal counsel to Cottonwood Communities. Mayer Brown LLP served as legal counsel to RealSource Properties. Scalar, LLC provided transaction advisory services to RealSource Properties.

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the proposed merger, Cottonwood Communities and CROP will prepare and distribute a private placement memorandum (“PPM”) that will include a consent solicitation of RealSource and RSOP. The PPM/consent solicitation will be provided to RealSource stockholders and RSOP limited partners and will contain important information about the proposed merger and related matters. This communication is not a substitute for the PPM/consent solicitation or any other documents that will be made available to the RealSource stockholders and RSOP limited partners. SECURITYHOLDERS OF REALSOURCE AND RSOP ARE URGED TO READ THE PPM/CONSENT SOLICITATION (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS MADE AVAILABLE BY REALSOURCE OR COTTONWOOD COMMUNITIES CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COTTONWOOD COMMUNITIES, CROP, REALSOURCE, RSOP AND THE PROPOSED MERGER.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

FORWARD-LOOKING STATEMENTS

This communication contains statements regarding the proposed merger transaction and the timing of such transaction, plans to reduce the management fee payable to Cottonwood Communities’ advisor, expected investment in Cottonwood Communities by its executive officers, and a reduction in the annualized distribution rate declared by the Cottonwood Communities’ board of directors, which, among other statements, constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements, which are based on management’s current expectations and beliefs describe future plans, strategies and expectations of Cottonwood Communities and are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; no assurance can be given that these expectations will be attained. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: (i) the risk that the proposed merger will not be consummated within the expected time period or at all, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (iii) the inability to obtain the approval of the RealSource and RSOP securityholders or the failure to satisfy the other conditions to closing of the merger, (iv) risks related to disruption of management’s attention from the ongoing business operations due to the merger, (v) unanticipated difficulties or expenditures relating to the merger, (vi) adjustments to the merger consideration prior to or after the closing of the merger as described in the merger agreement, (vii) availability of suitable investment opportunities, (viii) changes affecting the real estate industry and changes in financial markets and interest rates, (ix) changes in market demand for rental apartment homes and pricing pressures that could limit the ability to lease units or increase rents or that could lead to declines in occupancy and rent levels, (x) the availability and terms of financing, (xi) general economic conditions, (xii) legislative and regulatory changes that could adversely affect the business of Cottonwood Communities and RealSource, and (xiii) other risks and factors, including those set forth in the “Risk Factors” section of Cottonwood Communities’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Cottonwood Communities undertakes no obligation to update or revise any forward-looking statements for revisions or changes after the date of this communication, except as required by law.